SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 15, 2003

SAKS INCORPORATED

(Exact name of registrant as specified in its charter)

TENNESSEE (State or other jurisdiction of incorporation)	1-13113 (Commission File Number)	62-0331040 (IRS Employer Identification No.)

750 Lakeshore Parkway Birmingham, Alabama (Address of principal executive offices)		35211 (Zip Code)

Registrant’s telephone number, including area code: (205) 940-4000

Item 7.    Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

Unaudited Pro Forma Consolidated Financial Statements – See Item 9 below.

(c)	Exhibits

Exhibit	Description of Document
2.1

Purchase and Sale Agreement dated as of July 26, 2002 among Saks Incorporated, National Bank of the Great Lakes, Saks Credit Corporation, and Household Bank (SB), N.A., as amended (incorporated by reference from the Exhibits to the Form 10-Q/A of Saks Incorporated dated March 24, 2003).

2.2

Supplemental Transaction Agreement dated as of April 14, 2003 among Saks Incorporated, National Bank of the Great Lakes, Saks Credit Corporation, Household Finance Corporation, and Household Bank (SB), N.A.*

2.3	Servicing Agreement dated as of April 15, 2003 between McRae’s, Inc. and Household Corporation.*

2.4	Program Agreement dated as of April 15, 2003 among Saks Incorporated, McRae’s, Inc., and Household Bank (SB), N.A.*

*	All schedules and exhibits to this Exhibit have been omitted in accordance with 17 CFR §229.601(b)(2). The registrant agrees to furnish supplementally a copy of all omitted schedules and exhibits to the Securities and Exchange Commission upon its request.

Item 9.    Regulation FD Disclosure.

As previously announced, on April 15, 2003 the registrant consummated the strategic alliance with the retail services business of Household International (“Household”), a wholly owned subsidiary of HSBC Holdings plc (NYSSE:HBC), to operate the registrant’s private label credit card account business. As part of the strategic alliance, Household Bank (SB), N.A., a wholly owned subsidiary of Household, acquired the credit card account assets of the registrant and its wholly owned subsidiaries.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Consolidated Financial Statements are based on the unaudited consolidated financial statements of Saks Incorporated (the “Company”) adjusted to give effect for the sale of the Company’s private label credit card business and entering into a strategic alliance (the “transaction”) with Household.

The Unaudited Pro Forma Consolidated Balance Sheet is derived from the unaudited consolidated balance sheets of Saks Incorporated as of February 1, 2003 and assumes the transaction was consummated on February 1, 2003. The Unaudited Pro Forma Consolidated Statement of Income is derived from the unaudited consolidated statement of income for the fiscal year ended February 1, 2003 (fiscal year 2002) and assumes the transaction was consummated as of February 3, 2002 (the first day of fiscal year 2002).

These Unaudited Pro Forma Consolidated Financial Statements are presented for illustrative purposes only, and therefore are not necessarily indicative of the operating results and financial position that might have been achieved had the transaction occurred as of an earlier date, nor are they necessarily indicative of operating results and financial position that may occur in the future.

The Unaudited Pro Forma Consolidated Financial Statements do not reflect the use of the net cash proceeds on the Company’s ongoing results of operations and its future financial position. The net cash proceeds will be used for general corporate purposes, including common stock repurchases, debt reduction and strategic investments. Household will own the new accounts and balances generated during the term of the alliance, which initially will be ten years. Also, during the term of the alliance the Company will continue to provide key customer service functions including new account opening, transaction authorization, billing adjustments and customer inquiries. The Company will receive ongoing program compensation from Household.

The Unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the historical consolidated financial statements and notes thereto in (1) the Annual Report on Form 10-K for the year ended February 2, 2002 (fiscal year 2001), (2) the Quarterly Reports on Form 10-Q for the periods ended May 4, 2002, August 3, 2002 and November 2, 2002 and (3) the Annual Report on Form 10-K for the year ended February 1, 2003 (fiscal year 2002) expected to be filed with the Securities and Exchange Commission prior to May 2, 2003.

Forward-looking Information

The information contained in this press release that addresses future results or expectations is considered “forward-looking” information within the definition of the Federal securities laws. Forward-looking information in this document can be identified through the use of words such as “may,” “will,” “intend,” “plan,” “project,” “expect,” “anticipate,” “should,” “would,” “believe,” “estimate,” “contemplate,” “possible,” and “point.” The forward-looking information is premised on many factors, some of which are outlined below. Actual consolidated results might differ materially from projected forward-looking information if there are any material changes in management’s assumptions.

The forward-looking information and statements are based on a series of projections and estimates and involve risks and uncertainties. These risks and uncertainties include such factors as: the level of consumer spending for apparel and other merchandise carried by the Company and its ability to respond quickly to consumer trends; adequate and stable sources of merchandise; the competitive pricing environment within the department and specialty store industries as well as other retail channels; the effectiveness of planned advertising, marketing, and promotional campaigns; favorable customer response to increased relationship marketing efforts of proprietary credit card loyalty programs; appropriate inventory management; effective expense control; effective operation of the Company’s proprietary credit card operations; successful implementation of the Company’s proposed proprietary credit card strategic alliance with Household Bank (SB), N.A. and changes in interest rates. For additional information regarding these and other risk factors, please refer to Exhibit 99.1 to the Company’s Form 10-K for the fiscal year ended February 2, 2002 filed with the Securities and Exchange Commission (“SEC”), which may be accessed via EDGAR through the Internet at www.sec.gov.

Management undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events, or otherwise. Persons are advised, however, to consult any further disclosures management makes on related subjects in its reports filed with the SEC and in its press releases.

Unaudited Pro Forma Consolidated Statement of Income

(In Thousands, except per share amounts)

		Adjustments
	Year Ended February 1, 2003 (Unaudited)	Remove Historical Amounts		Ongoing Program Agreement		Total Pro Forma Adjustments	Pro Forma Year Ended February 1, 2003 (Unaudited)
NET SALES	$5,911,122					$—	$5,911,122

Cost of sales (excluding depreciation and amortization)	3,739,247					—	3,739,247

Gross margin	2,171,875	—		—		—	2,171,875

Selling, general and administrative expenses	1,331,137	139,410	(1)	(76,992	)(3)	62,418	1,393,555
Other operating expenses
Property and equipment rentals	203,636					—	203,636
Depreciation and amortization	216,022					—	216,022
Taxes other than income taxes	153,834					—	153,834
Store pre-opening costs	4,619					—	4,619
Losses from long-lived assets	19,547					—	19,547
Integration charges	9,981					—	9,981

OPERATING INCOME	233,099	(139,410)		76,992		(62,418)	170,681

Interest expense	(124,052)	2,835	(2)	—		2,835	(121,217)
Gain on extinguishment of debt	709					—	709
Other income (expense), net	229					—	229

INCOME BEFORE INCOME TAXES AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE	109,985	(136,575)		76,992		(59,583)	50,402
Provision for income taxes	40,148	(49,850	)(4)	28,102	(4)	(21,748)	18,400

INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	69,837	(86,725)		48,890		(37,835)	32,002

Earnings per common share:
Basic earnings per common share before cumulative effect of accounting change	$0.49						$0.22

Diluted earnings per common share before cumulative effect of accounting change	$0.48						$0.22

Weighted average common shares:
Basic	142,750					—	142,750
Diluted	146,707					—	146,707

Saks Incorporated

Notes to Unaudited Pro Forma Consolidated Statement of Income

(In Thousands)

(1)	To reflect the removal of the historical operating contribution related to the Company’s private label credit card business.

Finance charge income and fees	$250,570
Securitization gains	8,586
Finance charge income and fees retained by certificate holders	(30,700)
Bad debt expense	(82,299)
Expenses not associated with ongoing operations	(6,747)

Total	$139,410

(2)	To reflect the removal of the historical amortization of the deferred financing costs associated with the Company’s securitization program.

(3)	To reflect the ongoing annual compensation paid to the Company under the program agreement with Household. The compensation under the program agreement consists of expense reimbursement for card services performed by the Company and certain ongoing compensation related to the performance of the card business.

Expense reimbursement and program compensation	$76,992

(4)	To reflect the tax effect of the above items at Company’s annual effective income tax rate of 36.5%.

Unaudited Pro Forma Consolidated Balance Sheet

(In Thousands)

	February 1, 2003 (Unaudited)	Pro Forma Adjustments		Pro Forma February 1, 2003 (Unaudited)

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$209,568	$317,947	(1)	$527,515
Retained interest in accounts receivable	267,062	(267,062	)(2)	—
Merchandise inventories	1,306,667			1,306,667
Other current assets	93,422	9,478	(3)	102,900
Deferred income taxes, net	41,806	58,005	(4)	99,811

TOTAL CURRENT ASSETS	1,918,525	118,368		2,036,893

PROPERTY AND EQUIPMENT, NET OF DEPRECIATION	2,143,105			2,143,105
GOODWILL AND INTANGIBLES, NET OF AMORTIZATION	316,430			316,430
DEFERRED INCOME TAXES, NET	148,805	(55,030	)(4)	93,775
OTHER ASSETS	52,491	(1,796	)(5)	50,695

TOTAL ASSETS	$4,579,356	$61,542		$4,640,898

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$273,989			$273,989
Accrued expenses	416,024	$4,915	(4)	420,939
Accrued compensation and related items	55,049			55,049
Sales taxes payable	44,849	(29,400	)(6)	15,449
Current portion of long-term debt	4,781			4,781

TOTAL CURRENT LIABILITIES	794,692	(24,485)		770,207

LONG-TERM DEBT	1,327,381			1,327,381
OTHER LONG-TERM LIABILITIES	190,011	82,653	(7)	272,664

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Common stock	14,496			14,496
Additional paid-in capital	2,131,091			2,131,091
Accumulated other comprehensive loss	(69,158)			(69,158)
Retained earnings	190,843	3,374	(8)	194,217

TOTAL SHAREHOLDERS’ EQUITY	2,267,272	3,374		2,270,646

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,579,356	$61,542		$4,640,898

Saks Incorporated

Notes to Unaudited Pro Forma Consolidated Balance Sheet

(In Thousands)

(1)	To reflect the net cash proceeds resulting from the transaction.

	Net cash received for retained interest in receivables	$353,996
	Cash paid for transaction expenses	(6,649)
	Cash paid for sales tax associated with receivables	(29,400)

	Net cash received	$317,947

(2)	Remove the assets related to the private label credit card business	(267,062)

(3)	To reclass certain amounts not sold to Household	9,478

(4)	To remove deferred taxes associated with credit card assets and reflect current income taxes resulting from the transaction	(1,940)

(5)	To write off the unamortized deferred financing costs associated with the receivables securitization program	(1,796)

(6)	To remit sales tax associated with the receivables	29,400

(7)	To defer program compensation over the life of the program agreement	(82,653)

(8)	To reflect the after tax net gain on the transaction	$3,374

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAKS INCORPORATED

Date: April 29, 2003	By:	/s/ DOUGLAS E. COLTHARP

Douglas E. Coltharp Executive Vice President and Chief Financial Officer